UNITED FIRE & CASUALTY COMPANY AND SUBSIDIARIES

PART II - OTHER INFORMATION

Exhibit 11.  Computation of Net Income Per Common Share


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

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                                 (Dollars in Thousands Except Per Share Data)
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                               Weighted Average
Three-Month Periods Ended      Number of Shares      Net        Earnings Per
September 30,                    Outstanding       Income       Common Share
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
1996                              10,740,639     $  1,299          $ 0.12
1995                              10,829,554        6,561            0.60
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                                (Dollars in Thousands Except Per Share Data)
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                               Weighted Average
Nine-Month Periods Ended       Number of Shares      Net       Earnings Per
September 30,                    Outstanding       Income      Common Share
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1996                              10,788,080     $ 15,215         $ 1.41
1995                              10,829,654       20,052           1.85
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
Computation of weighted average number of common and common equivalent shares:


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Three-Month Periods Ended September 30,                   1996          1995
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
Common shares outstanding beginning of the period      10,749,012    10,829,706
Weighted average of the common
shares purchased and retired or reissued                   (8,373)         (152)
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Weighted average number of common shares               10,740,639    10,829,554
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Nine-Month Periods Ended September 30,                    1996          1995
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Common shares outstanding beginning of the period      10,829,461    10,829,706
Weighted average of the common
shares purchased and retired or reissued                  (41,381)          (52)
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Weighted average number of common shares               10,788,080    10,829,654
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